[EXHIBIT 10qq TO COLONIAL GAS COMPANY
                  FORM 10-K FOR YEAR ENDED 12/31/94]

			March 28, 1994


Gary A. Edinger
Senior Vice President-Gas Supply
New Jersey Natural Gas Company
1415 Wyckoff Road
P.O. Box 1464
Wall, NJ 07719


John P. Harrington
Vice President-Gas Supply
Colonial Gas Company
40 Market Street
P.O. Box 3064
Lowell, MA 01853-3064

RE:  Letter Agreement Regarding Transfer of
     Transportation Entitlements

Gentlemen:

	This letter agreement is entered into this 28th day of March, 1994, between Algonquin Gas
Transmission Company ("Algonquin"), New Jersey
Natural Gas Company ("NJN"), and Colonial Gas
Company ("Colonial"), (collectively "the Parties").

	1. In consideration of the mutual promises and considerations contained in the offer of settlement filed in FERC Docket No.
	   RP93-14-000 et al. on March 1, 1994
           (the "S&A"), and the mutual promises
           and considerations set forth below,
           the Parties agree to support prompt
           FERC approval of the S&A without modification or condition.

	2. NJN agrees to release its entire right and entitlement under Algonquin contract nos. 93009E (6106 MMBtu/d, Rate Schedule AFT-E(F-1)) and
           9W007E (1221 MMBtu/d, Rate Schedule AFT-E(WS-1)), as well as the entirety of its entitlements and obligations on Algonquin and Texas Eastern created as a result of Article III, Sections 7 and 8 of the S&A, for purposes of permanent reassignment to Colonial. The release and permanent reassignment of contract nos. 93009E and 9W007E shall be effective November 1, 1994. The release of the Article III, Sections 7 and 8 entitlements shall be effective on the Effective Date of the S&A. These transfers of entitlements shall be effected as prearranged permanent releases for the remaining terms of the agreements with no right of recall and with a transfer to Colonial of all rights of first refusal for the avoidance of pregranted abandonment pursuant to Section 14 of the General Terms and Conditions of Algonquin's tariff and Section 3.14 of the General Terms and Conditions of the tariff of Texas Eastern Transmission Corporation. These releases shall be at the maximum applicable rate.

	3. Colonial agrees to accept, as a permanent release at the maximum applicable rate (AFT-E(F-1) and AFT-E(WS-1)), assignment of the entitlements listed in Section 2 above, with all of the rights and obligations associated therewith.

	4. Algonquin agrees to release NJN from its residual liability under the agreements listed in Section 2 above for periods subsequent to the effective date of the respective agreements without prejudice to Algonquin's rights pertaining to periods prior to the effectiveness of any release, including the right to obtain payment of charges pertaining to such period and without prejudice to NJN's rights to receive refunds attributable to payments to Algonquin for services rendered during such prior periods. Algonquin further agrees to extend the primary term of contract nos. 93009E and 9W007E for Colonial to November 1, 2006 and November 16, 2006, respectively. Colonial understands its gate stations are Secondary Points of Delivery under the contract nos. 93009E and 9W007E. If, during the term of these contracts, the FERC takes any action that precludes Colonial from shipping gas under these contracts to its gate stations in a substantially equivalent manner as is currently available to Shippers with Secondary Points of Delivery, Colonial will have the option to terminate these contracts upon 30 days prior written notice to Algonquin. NJN shall not have any obligation to reclaim any Algonquin or Texas Eastern entitlements should Colonial exercise its option to terminate these contracts.

	5. The parties will execute such other documents and take such further actions as are necessary to effect the terms of this letter agreement.

	Please indicate your consent to this agreement by executing it in the space provided below.


				Sincerely,



                                John J. Mullaney
                                Vice President, Marketing




Gary Edinger	      			John Harrington
Senior Vice President-Gas Supply    	Vice President-Gas Supply
New Jersey Natural Gas Company     	Colonial Gas Company




                 [END OF EXHIBIT 10qq FOR COLONIAL GAS COMPANY]
                      FORM 10-K FOR YEAR ENDED 12/31/94]